Exhibit 99.1

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         RCG COMPANIES' VACATION EXPRESS(R) SUBSIDIARY AND TRANSMERIDIAN
         AIRLINES ANNOUNCE LOI FOR NORTH AMERICAN STRATEGIC RELATIONSHIP
         ---------------------------------------------------------------


   - AGREEMENT IS EXPECTED TO REDUCE VACATION EXPRESS' RISK ON SEAT INVENTORY
                      BY MORE THAN $17 MILLION ANNUALLY -

CHARLOTTE, NC - SEPTEMBER 27, 2004 - RCG Companies Incorporated's ("RCG", Amex:
RCG) wholly owned subsidiary, Vacation Express(R), and TransMeridian Airlines announced today that they have entered into a letter of intent for a North American charter aircraft agreement. The agreement is expected to commence December 21, 2004, and will replace the existing charter aircraft agreement between Vacation Express and Pace Airlines. Because of an industry leading risk-sharing structure on complementary routes and a flying plan that has been right-sized to current market demand, this agreement is expected to result in several million dollars in annual savings for Vacation Express and contribute toward profitability for RCG for the 2005 fiscal year. The letter of intent is subject to execution of definitive agreements between the parties. Additionally, various regulatory and governmental approvals, including from the U.S. Department of Transportation, are required to be applied for and obtained prior to commencing service under the new agreement.

Under the terms of the three-year agreement, TransMeridian (http://www.transmeridian-airlines.com) will provide and operate four co-branded Boeing MD-80 aircraft on behalf of Vacation Express (http://www.vacationexpress.com). The flights will originate from airports in Atlanta, Cincinnati, Washington D.C. and Louisville, and connect at the Vacation Express hub at the Orlando/Sanford International Airport and arrive at various resort destinations throughout the Caribbean and Mexico. Vacation Express also operates direct flights to Cancun, Mexico from the aforementioned cities as well as from Memphis, TN, Charlotte, NC and New Orleans, LA. Under the new agreement, Vacation Express will introduce 16 first-class seats throughout the fleet, which provides for an incremental revenue opportunity for Vacation Express.

As part of the strategic relationship, commencing February 9, 2005, TransMeridian will assume meaningful financial risk for Vacation Express' flights between the four originating cities in the continental United States and the hub at Orlando Sanford airport. This relationship is expected to reduce Vacation Express' risk on seat inventory by more than $17 million annually, a 34% risk reduction as compared to its current air charter contract.

Vacation Express plans to offer packaged leisure vacations to the Caribbean and Mexico from three cities (Syracuse, NY, Toledo, OH and Rockford, IL) where TransMeridian currently originates air service to Orlando Sanford airport and, commencing February 9, 2005, will assume some financial risk for such flights. Vacation Express also plans to offer Fort Lauderdale, FL as a new destination from its originating airports.

John Affeltranger, President of TransMeridian, said, "Our organization has changed significantly since we last flew for Vacation Express in 2001. We have new aircraft, a new senior management team, a new operating philosophy and a new company strategy. MD-80 service to Orlando Sanford has become a focus of our scheduled public charter operation, and we are pleased to see that our commitment to the delivery of a quality, on-time, cost-effective charter product has won Vacation Express' confidence. The merging of Vacation Express' service through the Orlando Sanford hub is a significant step for TransMeridian, as it combines both segments of our business model, delivering real synergies for both companies and strengthening our positions on the East Coast. TransMeridian is pleased to be associated with such a dynamic organization and our people will ensure that the parties flourish over the coming three years."

Commenting on the announcement, Michael D. Pruitt, Chief Executive Officer of RCG, stated, "This agreement with TransMeridian is a milestone event for RCG and we expect it will substantially improve our financial performance in fiscal 2005. This was our first opportunity since purchasing Vacation Express and SunTrips to leverage our size as one of the largest tour operators in the United States in order to align ourselves with an airline serving leisure destinations under a risk-sharing structure. This new deal provides Vacation Express with significant risk mitigation as well as a lower cost structure on a per-seat basis. Furthermore, the agreement reduces our exposure to high fuel costs, provides flexibility in scheduling flights to match seasonal demand and increases the number of cities from which we can originate package leisure tours and vacations. We believe that TransMeridian is the best airline partner for Vacation Express and we look forward to working closely with its exceptional team over the next three years."

ABOUT TRANSMERIDIAN AIRLINES
TransMeridian Airlines is a leading U.S. charter airline, operating under U.S. Department of Transportation FAR Part 121. The company, based in Atlanta, Georgia, was founded in 1995. TransMeridian has traditionally flown on behalf of the nation's largest tour operators from the upper Midwest and Northeast to destinations in the Caribbean and Mexico. TransMeridian is regulated by the Federal Aviation Administration and meets the same exact maintenance and safety standards as any major U.S. airline. The difference between TransMeridian and the larger airlines is how it sells to the public. Under U.S. Department of Transportation regulations, charter airlines like TransMeridian must escrow each passenger's funds paid in advance of travel into a federally approved escrow account until that passenger has traveled. This provides for maximum consumer protection. TransMeridian's current fleet consists of the following three types of aircraft: the Boeing 727-200 Advanced; the Boeing 757-200ER; and the Boeing MD-80. Since its founding, TransMeridian has safely carried well over 1 million passengers to over 150 destinations primarily within the United States, Mexico, South America and the Caribbean. The TransMeridian team is comprised of experienced airline professionals who take pride in delivering safe, reliable and comfortable service. Its highly skilled team of pilots average over 21 years of experience. This team is complemented and supported by an experienced management group recruited from major airlines around the world.

ABOUT RCG COMPANIES INCORPORATED

RCG Companies Incorporated (http://www.rcgcompanies.com) is focused on delivering to its shareholders rapidly growing, relatively low-risk revenues, along with increasing earnings per share. The majority of RCG's revenues are currently derived from its wholly owned travel service organizations, SunTrips(R) and Vacation Express(R), which deliver leisure and vacation travel packages, together making RCG one of the largest leisure travel tour operators in the United States. RCG is also involved in the technology services sector through its wholly owned software and information technology services segment, Logisoft Corp.

ABOUT VACATION EXPRESS(R)

Vacation Express(R) was founded in 1989 and is one of the largest tour operators in the United States. The company is based in Atlanta, GA, and serves more than 150,000 passengers per year. Vacation Express offers both charter and scheduled air programs to the Caribbean, Costa Rica, Mexico and Orlando from eleven U.S. cities. Vacation Express sells low-cost packages with seats from AeroMexico, Air Jamaica, Delta Air Lines and Hooters Air. Vacation Express is a wholly owned subsidiary of RCG Companies Incorporated. Find all destinations, prices and more at (http://www.vacationexpress.com).

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.

Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its network due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with restructuring certain operational and financial policies, procedures, and contracts of SunTrips(R) and Vacation Express(R) Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

The statements in this news release do not constitute a sale or an offer to sell any charter or series of charters. TransMeridian is prohibited by law from selling or offering to sell charter flights until a charter prospectus has been filed with, and approved by, the U.S. Department of Transportation.


INVESTOR CONTACT:
Robert B. Prag, President
The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com